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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE PANTRY, INC.

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
         Name of Subsidiary                       Jurisdiction of Incorporation
         ------------------                       -----------------------------
     Sandhills, Inc..............................        Delaware
     Lil' Champ Food Stores, Inc.................        Florida
     Pantry Properties, Inc......................        South Carolina
     TC Capital Management, Inc..................        Delaware
     PH Holdings Corporation.....................        North Carolina
     Global Communications, Inc..................        South Carolina
     Miller Enterprises, Inc.....................        Florida
     Aucilla Properties, Inc.....................        Florida
     Peninsular Petroleum Company................        Florida
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